Exhibit 10.19

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
PPD Global Labs: Highland Heights, KY

THIS AGREEMENT ("Agreement") is made and entered into as of the Effective Date by and between AR CAPITAL, LLC ("Buyer"), and STEIN FAMILY, LLC ("Seller").
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.    Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)"Annual Net Rent" shall mean the sum of (i) the rent due pursuant to Section 3.1 of the PPD Lease as amended, and (ii) the rent due pursuant to Section 3 of the Global Signal Lease and as set forth on the Tenant Estoppel Certificate to be provided by Global Signal Tenant, Annual Net Rent shall not include the revenue received pursuant to Section 21 of the Global Signal Lease, The current Annual Net Rent is $823,764.68 per annum, based on the sum of (i) $811,454.64 due under the PPD Lease and (ii) $12,310.04, which is based on $13,310.04 due under the Global Signal Lease less $1,000 per year as a liquidated value for estimated annual real estate taxes due from Landlord under the Global Signal Lease.
(b)"Broker" shall mean Cresa, acting as Seller's agent.
(c)"Closing" shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is ten (10) days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and the parties mutually agree in writing to close earlier. The date of Closing is sometimes hereinafter referred to as the "Closing Date." Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(d)"Due Diligence Period" shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty eight (28) days thereafter or the date on which Seller receives written notice of Buyer's waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.
(e)"Earnest Money" shall mean FOUR HUNDRED SIXTY THREE THOUSAND and NO/100 DOLLARS ($463,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(f)"Effective Date" This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the "Effective Date" of this Agreement.
(g)"Escrow Agent" shall mean Stewart Title Guaranty, 5935 Carnegie Blvd., Suite 301, Charlotte, NC 28209. Attention: Regina L. Fiegel, Telephone: (704-401-2010), Telecopy: (704-401-2039); E-Mail: rfiegel@stewart.com The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collection and disbursement of the funds.
(h)"Guarantor" shall mean Pharmaceutical Product Development, LLC.
(i)"Guaranty" shall mean that certain Guaranty of the PPD Lease dated December 21, 2012 executed by Guarantor.
(j)"Leases" shall mean, collectively, (i) that certain lease dated as of August 31, 2004 between Evan A. Stein, M.D., Ph.D. ("Dr. Stein"), as Seller's predecessor-in-interest, as landlord, and Medical Research Laboratories International, LLC, as tenant ("PPD Tenant"), as amended by that certain First Amendment to Lease dated as of December 21, 2012, by Steain Family, LLC, as successor-in-interest to Dr. Stein, and PPD Tenant, as further amended from time to time (the "PPD Lease"), and (ii) that certain PCS Site Agreement dated as of October 28, 1997 between Dr. Stein, as Seller's predecessor-in-interest, as landlord, and Sprintcom, Inc., as tenant ("Global Signal Tenant", collectively, with PPD Tenant, "Tenants"), as affected by that certain Agreement Regarding Ground Lease dated as of May 1, 2005, by and between Global Signal Tenant and Dr. Stein, as further amended from time to time (the "Global Signal Lease").
(k)"Property" shall mean (a) that certain real property located at 2 Tesseneer Drive, Highland Heights, KY, being more particularly described on Exhibit A, attached hereto and incorporated herein (the "Real Property") together with all buildings, facilities and other improvements located thereon (collectively, the "Improvements"); (b) all right, title and interest of Seller under the Leases and all security deposits (if any) that Seller is holding pursuant to the Leases; (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements, but expressly excluding any such property to the extent owned by the Tenants, Guarantor, or any of their affiliates or permitted to be removed by the Tenants, Guarantor, or any of their affiliates under the Leases (collectively, the "Personalty"); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenants, Guarantor, or any of their affiliates (the "Intangible Property").
(1)    "Purchase Price" shall mean NINE MILLION TWO HUNDRED
EIGHTY-TWO THOUSAND EIGHT HUNDRED and NO/100 Dollars ($9,282,800.00). The Purchase Price is based on a capitalization rate of 8.874% and an Annual Net Rent of $823,764.68 per annum. If the Annual Net Rent on the Closing Date is not the same, the Purchase Price shall be adjusted up or down accordingly.
(m)    Seller and Buyer's Notice address
(i)"Seller's Notice Address" shall be as follows, except as same may be changed pursuant to the Notice section herein:
Stein Family, LLC
25 E. Superior St., Apt 4602 Chicago, IL 60611
Tel. No.: (859) 442-0436 Email:esteinmrl@aol.com

And to:
Louis F. Solimine
Thompson Hine LLP
312 Walnut St., Suite 1400
Cincinnati, OH 45202
Tel. No.: (513) 352-6784
Email: Louis.Solmine@ThompsonHine.corn
(iii)"Buyer's Notice Address" shall be as follows, except as same may be changed pursuant to the Notice section herein:
Michael Weil
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: 212.415.6505
Fax No.: 857.207.3397
Email: mweil@arlcap.com

And to:
Jesse Galloway
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: 212.415.6516
Fax No.: 646.861.7751
Email: igallowayAarlcap.com

And Due Diligence Materials (if provided by email)
to: duediligence@arlcap.com

With hard copies and/or cds to:
James A. (Jim) Mezzanotte
AR Capital, LLC
7621 Little Avenue, Suite 200
Charlotte, NC 28226
Tel. No.: 704.626.4400
Fax No.: 212.415.6507
Email: jmezzanottecgarlcap.com

2.     Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively "Taxes and Assessments") due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenants are not responsible for all such Taxes and Assessments due in accordance with the provisions of the Leases.

(b)All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs, provided that if Seller receives any portion of rent attributable to any period after the Closing Date, Seller shall remit such payment to Buyer with two (2) business days.
(c)Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as "Seller's Closing Costs":

(i)100% of all Owner's Title Insurance policy premiums, including search costs, but excluding any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;
(ii)Transfer taxes and conveyance fees on the sale and transfer of the
Property;
(iii)Broker's commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement;
(iv)All fees and costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as "Buyer's Closing Costs":
(i)Title Insurance policy premiums for any endorsements issued in connection with such policies, including a survey endorsement, but excluding any endorsements that Seller elects to purchase to cover title issues, if any;
(ii)all costs and expenses in connection with Buyer's financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax;
(iii)all fees relating to relating to the granting, executing and recording of the
Deed for the Property; and
(iv)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.
(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the "Title Commitment") from
Escrow Agent, a survey and a zoning report for the Property promptly after the Effective Date. All matters shown in the Title Commitment, survey or zoning report ("Title Matters") with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed "Permitted Exceptions". However, Permitted Exceptions shall not include and Seller shall be obligated to remove (or cause the Escrow Agent to affirmatively insure over with Buyer's approval) (a) any mortgages or deeds of trust securing any financing obtained by Seller and that encumber the Property; (b) any mechanics or materimen's liens for work done by or on behalf of Seller and that encumber the Property; and (c) any and all claims and liens that encumber the property and are shown on the Title Commitment for which the amount of the claim can be determined and can be cured merely by the payment of money, but excluding (i) claims or liens arising through Buyer, and (ii) any such claims or liens which would obligate Seller to expend more than $50,000.00 in the aggregate to cure (collectively, the "Liens"), provided that if Seller fails to remove (or cause the Escrow Agent to affirmatively insure over with Buyer's approval) such Liens, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement not to exceed in the aggregate $50,000. Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer's objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller's notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) five (5) days after the Buyer's receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an "Objection"). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    Within five (5) days following the Effective Date, Seller shall provide to
Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller's possession or control: (i) a complete copy of all leases affecting the Property (unless the same have previously been provided to Buyer) and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction, if any; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property, if any; (iv) a copy of Seller's title insurance commitments and policies relating to the Property, if any; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property and of all governmental permits/approvals, if any; (vi) a copy of all environmental, engineering and physical condition reports for the Property, if any; (vii) copies of the Property's real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenants have been operating for less than twenty-four (24) months, for the period of operation; (ix) all service contracts and insurance policies which affect the Property, if any; (x) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties, if any; and (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any (the "Due Diligence Materials"). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller's possession or control, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenants under the Leases; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer's representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenants in connection with Buyer's due diligence. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)Promptly following the Effective Date, Seller shall request Estoppel
Certificates certified to the following: "AR Capital, LLC, ARC PPHHTKY001, LLC, and their lender, successors and assigns" (and simultaneously provide Buyer with a copy of such request) and a Waiver of Tenants' right of first refusal. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenants in the form attached hereto as Exhibit F (the "Tenant Estoppel Certificate") and an estoppel certificate from Guarantor in the form attached hereto as Exhibit G (the "Guarantor Estoppel Certificate"), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates if and when Seller receives the same.
(d)Seller shall use good faith efforts to obtain subordination, non-disturbance and attornment agreement from Tenants in form and substance reasonably acceptable to Buyer and Buyer's Lender, if applicable (the "SNDA").

(e)Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenants have a right of termination or abatement of rent under the Leases, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer's receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller's insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement, The Earnest Money shall be held by Escrow
Agent, in trust, and disposed of only in accordance with the following provisions:
(a)If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the "Demand") upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court of competent jurisdiction. Notwithstanding the foregoing provisions of this clause (a) if Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then upon Buyer delivering to Escrow Agent a notice so stating, Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(a)The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent's mistake of law respecting the scope or nature of Escrow Agent's duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(b)In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller's sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer's default hereunder would be difficult and inconvenient to ascertain and that the amount specified as liquidated damages is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the. Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(a)In the event of a default in the obligations herein taken by Seller with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement not to exceed in the aggregate $50,000, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; or (iii) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the "Closing Extension Period"), and the "Closing Date" shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term "Closing" shall read "Extended Closing".
10.    Closing. The Closing shall consist of the execution and delivery of documents by
Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(b)A Special Warranty Deed in the form attached hereto as Exhibit B;
(c)An Assignment and Assumption of Leases and Security Deposits, in the form attached hereto as Exhibit C;
(d)A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(e)An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(f)Original Tenant Estoppel Certificates dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificates must be in accordance with and not contradict the Leases. If the Leases and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppels;
(g)An original Guarantor Estoppel Certificate dated no earlier than 30 days prior to the date of Closing;
(h)A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(i)All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(j)Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents, all as may reasonably be requested by Escrow Agent;
Originals of the warranties set forth on Exhibit I, and any additional warranties required by the Leases, re-issued at Buyer's expense, to Buyer or Tenants, as requested by Buyer;
(k)    A certificate pursuant to Section 1445 of the Internal Revenue Code of
1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(1)    An owner's title affidavit as to mechanics' liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(m)An original SNDA fully executed and notarized by Tenants, if requested by Buyer;
(n)Letter to Tenants in form of Exhibit H attached hereto; and
(o)Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (a), (b), (c), (d) and (g) above. Buyer shall have a one-time right to extend the Closing for up to fifteen (15) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is "time sensitive" does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this
Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perfoim all of Seller's obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(d)With respect to the Leases: (i) the Leases forwarded to Buyer under
Section 6(b) is a true, correct and complete copy of the Leases; (ii) the Leases are in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Leases or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenants with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the Annual Net Rent is currently and as of the Closing Date shall be $823,764.68 per annum;
(e)There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(f)To Seller's knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, "Environmental Laws"). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, "Hazardous Substances" shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws, To Seller's knowledge, there are no underground storage tanks located on the Property; and
(g)Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the "Warranties").

For purposes of this Section 11, references to "Seller's knowledge" or similar phraseology shall mean the actual knowledge of Evan A. Stein, M.D., Ph.D., without independent investigation or inquiry. The representations and warranties of Seller shall survive Closing for a period of one (1) year.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer's obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of one (1)
year.
13.    Conditions Precedent to Buyer's Obligations. Buyer's obligation to pay the
Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:
(a)Seller shall deliver to Buyer on or before the Closing the items set forth in
Section 10 above;
(b)Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner's form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer's good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the "Title Policy");
(c)Tenants shall be in possession of the premises demised under the Leases, shall be current in their respective obligations to pay rent under the Leases, and shall not have assigned or sublet the Property;

(d)The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and
(e)Seller shall have delivered to Buyer a written waiver by any party of any right of first refusal, right of first offer or other purchase option that Tenants or any other such party has pursuant to the Leases or otherwise to purchase the Property from Seller, if any.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14,    Conditions Precedent to Seller's Obligations. Seller's obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing: Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof; and
(a)The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.Seller Covenants. Seller agrees that between the Effective Date and the Closing it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer's prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer's sole discretion: (i) amend the Leases in any manner, nor enter into any new leases, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Leases nor release any guarantor of or security for the Leases unless required by the express terms of the Leases; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.Performance on Business Days. A "business day" is a day which is not a
Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
18.Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
19.Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
20.No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY OF THE PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE DESIGN OR CONDITION OF THE PROPERTY; THE QUALITY OR CAPACITY OF THE PROPERTY; WORKMANSHIP OR COMPLIANCE OF THE PROPERTY WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT OR LATENT DEFECTS. THE PROPERTY WILL BE CONVEYED AT CLOSING AND BUYER AGREES TO ACCEPT THE PROPERTY ON AN "AS IS, WHERE IS" BASIS.
21.Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

22.Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an "Exchange") being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the "Exchanging Party") desires to effectuate such an exchange, then the other party (the "Non-Exchanging Party") agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
23.Broker's Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
24.Assignment. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARC PPHHTKY001, LLC ("Approved Assignee") and intends to assign

Approved Assignee its rights hereunder prior to Closing. The notice address for the Approved Assignee is 106 York Road, Jenkintown, PA 19046.
25.Attorneys' Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party's reasonable attorneys' fees and disbursements and court costs incurred in such action.
26.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
27.Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. "Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including:

Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.
BUYER:                        SELLER:
AR CAPITAL, LLC                STEIN FAMILY, LLC

By: /s/ Edward M. Weil                By: /s/ Evan A. Stein MD PhD
Name: Edward M. Weil                Name: Evan A. Stein MD PhD
Title: President                    Title: Managing Partner
Date: August 24, 2013                    Date: August 24, 2013

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

STEWART TITLE GUARANTY

By:    /s/ Daniell Howell
Name:    Danielle Howell
Title:     Assistant Vice President
Date:     August 26, 2013

EXHIBITS
Exhibit A    Real Property
Exhibit B    Form of Special Warranty Deed
Exhibit C    Form of Assignment and Assumption of Lease
Exhibit D    Form of Bill of Sale
Exhibit E    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    Form of Tenant Estoppel
Exhibit G    Form of Guarantor Estoppel
Exhibit H    Form of Tenant Notice
Exhibit I    Warranties

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
Parcel Ids:    999-99-60-021.99
999-99-33-668.01

EXHIBIT B
B-1
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
Tax Parcel No.
SPECIAL WARRANTY DEED
THIS DEED, made on the    day of    , 2013, by and between STEIN
FAMILY, LLC, an Ohio limited liability company of 25 E. Superior St., Apt. 4602, Chicago,
Illinois 60611 ("Grantor"), and    , a
, whose address is    ("Grantee")
WITNESSETH:
THAT Grantor, in consideration of the sum of Nine Million Two Hundred Fifty and 00/100 Dollars ($9,250,0000.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of Campbell, Commonwealth of Kentucky, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
The Property was acquired by Grantor by a conveyance recorded on    in Deed
Book    , Page    in the office of the Campbell County Clerk of Court.
This conveyance is subject to and there are hereby excepted from the warranty covenants of the Grantor those matters set forth on Exhibit "B" (the "Permitted Exceptions").
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, that subject to the Permitted Exceptions, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.
In accordance with KRS 382.125(c), the current year tax bill(s) should be sent to:

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
B-2
GRANTOR:
STEIN FAMILY, LLC
By:
Name: Its:
STATE/COMMONWEALTH OF
) SS:
COUNTY OF
The foregoing instrument was acknowledged before me this day of    , 2013, by
the    of STEIN FAMILY, LLC, an Ohio limited liability
company, as her own free act and deed on behalf of the company.
Notary Public

CONSIDERATION CERTIFICATE

For purposes of KRS Chapter 382, Grantor and Grantee (by Grantee solely for the purpose of acknowledging the certificate of consideration), by execution of this Deed, that the above-stated consideration in the amount of $9,250,000.00, is the true, correct and full consideration paid for the undivided whole interest in the Property.
EXECUTED as of this day of    , 2013.
GRANTOR:
STEIN FAMILY, LLC
By:
Name: Its:
STATE/COMMONWEALTH OF
) SS:
COUNTY OF
The foregoing instrument was acknowledged before me this day of    , 2013, by
the    of STEIN FAMILY, LLC, an Ohio limited liability
company, as her own free act and deed on behalf of the company.
Notary Public GRANTEE:
By:
Name: Its:
STATE/COMMONWEALTH OF
) SS:
COUNTY OF
The foregoing instrument was acknowledged before me this day of    , 2013,
by    , the    of    , a
, as his/her own free act and deed on behalf of the
Notary Public

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE, GUARANTY AND SECURITY
DEPOSIT
STEIN FAMILY, LLC, an Ohio limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over
and conveys to      ("Assignee"), all of Assignor's right, title

and interest in and those certain leases and guaranties of leases set forth on Exhibit "A" attached hereto (collectively the "Leases"), including any and all security deposits under the Leases.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this
day of     , 2013, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR: STEIN FAMILY, LLC an Ohio limited liability company	ASSIGNEE:
ASSIGNEE:
By:
Name:
By:    Title:
Name:
Title:

C-1

EXHIBIT D

FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, STEIN FAMILY, LLC, an Ohio limited liability company, having an address at 25 E. Superior St., Apartment 4602, Chicago, Illinois 60611 ("Seller"), hereby bargains, sells, conveys and
transfers    to    ("Buyer"),    a
, all of Seller's right, title and interest in and to those

certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the "Personal Property") located at or held in connection with that certain real property located in the Commonwealth of Kentucky, as more particularly described on Schedule A attached hereto and made a part hereof.
SELLER HAS NOT MADE AND DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY OF THE PERSONAL PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE DESIGN OR CONDITION OF THE PERSONAL PROPERTY; THE QUALITY OR CAPACITY OF THE PERSONAL PROPERTY; WORKMANSHIP OR COMPLIANCE OF THE PERSONAL PROPERTY WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT OR LATENT DEFECTS. BUYER ACCEPTS THE PERSONAL PROPERTY ON AN "AS IS, WHERE IS" BASIS.
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and
delivered as of this    day of    , 2013.
SELLER:
STEIN FAMILY, LLC, an Ohio limited liability company
By:
Name:
Title:

D-1

SCHEDULE A
TO BILL OF SALE

[Add legal description of Real Property]

D-2

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the    day of    , 2013, by STEIN FAMILY,
LLC, an Ohio limited liability company ("Assignor"), to     , a
("Assignee").
WITNESSETH:
WHEREAS, by Agreement of Purchase and Sale (the "Purchase Agreement") dated as of
, 2013, between Assignor and Assignee, Assignee has agreed to purchase from

Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at 2 Tesseneer Drive, Highland Heights, Kentucky, as more particularly described on Exhibit "A" attached hereto (the "Property"); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor's right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the "Contracts").
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
By signing this Assignment, Assignee accepts the assignment of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the Commonwealth of Kentucky, applicable to agreements made and to be performed entirely within said Commonwealth.

E-1

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR: STEIN FAMILY, LLC an Ohio limited liability company	ASSIGNEE:

By:
Name:
By:    Title:
Name:
Title:

D-2

EXHIBIT F

FORM OF TENANT ESTOPPEL
This Estoppel Certificate is made as of this [    ], 2013 by Global Signal
Acquisitions II LLC, a Delaware limited liability company, as Attorney in Fact for STC Two LLC, a Delaware limited liability company (hereinafter "Tenant"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby certifies and acknowledges to Evan Stein as of the date of execution hereof as follows:
1.STC Two LLC, successor in interest to SprintCom, Inc., entered into a PCS Site Agreement (the "Lease") with Evan Stein (the "Landlord"), dated October 28, 1997 for property located at 2 Tesseneer Drive, Highland Heights, KY 41076 as more fully described in Exhibit A attached hereto and made a part hereof;
2.A true and correct copy of the Lease and all amendments, if amended, are attached hereto as Exhibit A;
3.The Lease is binding, in full force and effect, enforceable in accordance with its terms and constitutes the entire agreement between the parties with respect to the property subject to the Lease;
4.All of the obligations required to be performed by Landlord under the terms of the Lease as of the date hereof have been performed and Tenant is in possession and occupancy of the property subject to the Lease;
5.The current term of the Lease expires on October 27, 2017;
6.The Lease provides for six (6) additional renewal terms of 5 years each with final expiration on October 27, 2047;
7.Tenant is currently paying monthly base rent in the amount of $1,109.17 and rent has been paid through August 31, 2013;
8.Tenant has not paid a security deposit under the Lease.
9.All other rent, additional rent and other charges due and payable by Tenant at or prior to the date hereof in accordance with the Lease have been paid;
10.There is no default under the Lease and no event exists, with the giving of notice and/or lapse of time, that would become a default under the Lease that is known by Tenant at this time;
12.    There are no defenses, setoffs, recoupments, claims or counterclaims of any nature that are known by Tenant at or prior to the date hereof;

F-1

13.Tenant is not the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation, moratorium or reorganization proceeding in the United States or any of its jurisdictions;
14.The individual executing this Certificate on behalf of Tenant is fully authorized and empowered in all respects to do so on behalf of the undersigned Tenant entity and the statements contained herein may be relied upon by third parties interested in the matters covered in this Estoppel Certificate.
[Signature Pages to be Attached ]

F-2

EXHIBIT G

GUARANTOR ESTOPPEL CERTIFICATE
The undersigned hereby certifies to AR Capital, LLC ("Buyer"), ARC PPHHTKY001,
LLC,    ("Lender") and their respective successors and assigns as follows:
1.    The undersigned ("Guarantor") is the guarantor of that certain [Lease
Agreement] dated as of     , as amended by [insert amendments]
([collectively,] the "Lease") by and between     ("Landlord") and
("Tenant"), pursuant to which Tenant leases from Landlord the
land and building located at     , as more particularly
described in the Lease (the "Premises"). Such guaranty is made pursuant to that certain
Guarantee dated as of     (the "Guaranty") from Guarantor to Landlord.
2.The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.The Guaranty is valid and in full force and effect on the date hereof.
4.No voluntary actions or, to Guarantor's best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.
5.This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.
The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.
Dated:    , 2013
GUARANTOR:

By:
Name: Title:

G-1

EXHIBIT H
FORM OF NOTICE TO TENANT
TO: [Tenant]
Re: Notice of Change of Ownership of
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the "Property") to [INSERT NAME OF BUYER] (the "New Owner") and assigned to New Owner, all of the
undersigned's right, title and interest under that certain Lease, dated     , between
as tenant and     as landlord (the "Lease"), together with any security
deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:
You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD]
By:
Name:
Title:

EXHIBIT I
WARRANTIES

I-1